UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 18, 2005, Seattle Genetics, Inc. (the “Company”) entered into an agreement with Abbott Laboratories (“Abbott”) for manufacturing of the Company’s SGN-40 monoclonal antibody product candidate (the “Abbott Agreement”). Under the terms of the Abbott Agreement, Abbott has agreed to perform scale-up and GMP manufacturing of SGN-40 to support clinical trials. In the future, Abbott has also agreed to manufacture commercial-grade material to support potential regulatory approval and commercial launch of SGN-40 if required. The Company’s total costs through the end of 2005 of manufacturing SGN-40 with Abbott could be up to $3.24 million. The Abbott Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2005, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Company does not have any material relationship with Abbott Laboratories or its affiliates other than:

•	The Abbott Agreement; and

•	A Development and Supply Agreement dated February 23, 2004 for Abbott’s manufacture of the Company’s SGN-30 monoclonal antibody product candidate, which was filed as Exhibit 10.4 to the Company’s Form 10-Q for the quarter ending March 31, 2004.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section entitled “Important Factors That May Affect Our Business, Results of Operations and Stock Price” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: February 22, 2005	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer